UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2017, pursuant to the authority granted under the CombiMatrix Corporation 2006 Stock Incentive Plan, the Compensation Committee of CombiMatrix Corporation (the “Company”) adopted a 2017 Executive Performance Bonus Plan (the “2017 Bonus Plan”), effective as of January 1, 2017, to provide certain members of the Company’s senior management the opportunity to earn incentive bonuses based on the Company’s attainment of specific financial performance objectives for 2017. The Compensation Committee determined that the Company’s Chief Executive Officer, Mark McDonough, and the Company’s Chief Financial Officer, Scott Burell, are eligible to receive such awards under the 2017 Bonus Plan.

A participant’s bonus under the 2017 Bonus Plan will consist of a cash incentive and will be based on the participant’s achievement of three separate components as follows: (i) 30% tied to the achievement of the Company’s 2017 revenue target as determined by the Company’s Compensation Committee; (ii) 30% tied to the Company’s 2017 EBITDA loss target as determined by the Company’s Compensation Committee; and (iii) 40% tied to the Company’s 2017 operating cash burn target as determined by the Company’s Compensation Committee. Also each component includes three levels of achievement in order to encourage higher levels of performance.

If the Company achieves 95% of the target revenue for the first half of 2017 and/or the second half of 2017, the target revenue portion of the cash bonus for the CEO and CFO will equal $16,380 and $9,945, respectively, for each applicable measurement period. If the Company achieves 100% of the target revenue for the first half of 2017 and/or the second half of 2017, the target revenue portion of the cash bonus for the CEO and CFO will equal $32,760 and $19,890, respectively, for each applicable measurement period. If the Company achieves 110% of the target revenue for the first half of 2017 and/or the second half of 2017, the target revenue portion of the cash bonus for the CEO and CFO will equal $36,036 and $21,879, respectively, for each applicable measurement period (and the target revenue portion of the cash bonus will be computed on a pro rata basis between 95% and 100% of the target achieved and between 100% and 110% of the target achieved). If actual targets achieved exceed 110%, the applicable bonuses will remain fixed at the 110% level.

If the Company achieves 100% of the 2017 EBITDA loss target for the first half of 2017 and/or the second half of 2017, the EBITDA loss target portion of the cash bonus for the CEO and CFO will equal $32,760 and $19,890, respectively, for each applicable measurement period. If the Company achieves 95% of the 2017 EBITDA loss target for the first half of 2017 and/or the second half of 2017, the EBITDA loss target portion of the cash bonus for the CEO and CFO will equal $34,398 and $20,885, respectively, for each applicable measurement period. If the Company achieves 90% of the 2017 EBITDA loss target for the first half of 2017 and/or the second half of 2017, the EBITDA loss target portion of the cash bonus for the CEO and CFO will equal $36,036 and $21,879, respectively, for each applicable measurement period (and the EBITDA loss target portion of the cash bonus will be computed on a pro rata basis between 100% and 95% of the target achieved and between 95% and 90% of the target achieved). If actual targets achieved are below 90%, the applicable bonuses will remain fixed at the 90% level.

If the Company achieves 100% of the 2017 operating cash burn target for the first three quarters of 2017 and/or the fourth quarter of 2017, the target operating cash burn portion of the cash bonus for the CEO and CFO will equal $43,680 and $26,520, respectively, for each applicable measurement period.

Cash bonus payments, if earned, will be paid once the Company’s auditors have completed their annual audit of the Company’s consolidated financial statements, and will be paid out within seventy-five days following December 31, 2017. In order to receive a bonus payment, the participant must be employed by the Company or its subsidiary at the time bonuses are computed and distributed.

The foregoing information is qualified in its entirety by reference to the actual terms of the 2017 Bonus Plan attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

10.1	2017 Executive Performance Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated: February 3, 2017	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer